CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share	6,325,000	$21.00	$132,825,000	$7,412(1)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, and reflects the potential issuance of shares of common stock pursuant to an over-allotment option. The fee payable in connection with the offering of common stock pursuant to this prospectus supplement has been paid in accordance with Rule 456(b).

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163151

Prospectus Supplement

(To Prospectus dated November 17, 2009)

5,500,000 Shares

Common Stock

We are offering 5,500,000 shares of our common stock. Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “SLXP.” On November 17, 2009, the last reported sale price of our common stock was $21.63 per share.

Investing in our common stock involves a high degree of risk. These risks are discussed in this prospectus supplement under “Risk Factors” beginning on page S-4 and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$21.00	$115,500,000
Underwriting Discounts and Commissions	$0.66	$3,630,000
Proceeds to Salix (Before Expenses)	$20.34	$111,870,000

We have granted the underwriter an option for a period of 30 days to purchase up to an additional 825,000 shares of our common stock to cover overallotments. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $4,174,500 and the total proceeds to us, before expenses, will be $128,650,500.

The underwriter expects to deliver the shares to purchasers on November 23, 2009.

Sole Book-Running Manager

Jefferies & Company

Prospectus Supplement dated November 18, 2009.

Prospectus Supplement
About this Prospectus Supplement	S-ii
Prospectus Supplement Summary	S-1
The Offering	S-3
Risk Factors	S-4
Special Note Regarding Forward-Looking Statements	S-6
Use of Proceeds	S-7
Price Range of Our Common Stock	S-8
Dilution	S-9
Dividend Policy	S-9
Capitalization	S-10
Description of Common Stock	S-11
Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws	S-11
United States Federal Income Tax Considerations	S-13
Underwriting	S-17
Notice to Investors	S-20
Legal Matters	S-23
Experts	S-23
Where You Can Find More Information	S-23

Prospectus
About this Prospectus	1
Risk Factors	1
Forward-Looking Statements	2
Use of Proceeds	3
Description of Common Stock	3
Description of Preferred Stock	4
Description of Warrants	6
Description of Units	7
Plan of Distribution	7
Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws	8
Legal Matters	10
Experts	10
Where You Can Find More Information	10

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. This document is not an offer to sell, nor is it seeking an offer to buy, shares of our common stock in any jurisdiction in which the offer or sale is not permitted.

S-i

About this Prospectus Supplement

You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date after the respective dates of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus supplement. Generally, when we refer to “this prospectus,” we are referring to this prospectus supplement and the accompanying prospectus as well as to the information incorporated by reference therein. You should carefully read this prospectus supplement, the accompanying prospectus and the additional information described under “Where You Can Find More Information” before investing in shares of our common stock. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations and warranties or covenants may not have been accurate when made or, if accurate, were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Salix,” “the Company,” “we,” “us” and “our” refer to Salix Pharmaceuticals, Ltd., a Delaware corporation.

Unless we have indicated otherwise, the information in this prospectus supplement assumes that the underwriter does not exercise its option to purchase additional shares of common stock.

This prospectus supplement contains references to a number of our trademarks that are registered or are subject to pending applications or to which we have common law rights. These include, but are not limited to, the following: XIFAXAN®, OSMOPREP®, MOVIPREP®, VISICOL®, APRISO™, PEPCID®, DIURIL®, AZASAN®, ANUSOL–HC®, PROCTOCORT®, METOZOLV™ and COLAZAL®. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompany prospectus belongs to its holder.

S-ii

Prospectus Supplement Summary

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors,” our financial statements and the notes to our financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Except as otherwise noted, all information in this prospectus supplement assumes the underwriter will not exercise its overallotment option.

Our Company

We are a specialty pharmaceutical company dedicated to acquiring, developing and commercializing prescription drugs used in the treatment of a variety of gastrointestinal disorders, which are those affecting the digestive tract. Our strategy is to:

•	identify and acquire rights to products that we believe have potential for near-term regulatory approval or are already approved;

•	apply our regulatory, product development and sales and marketing expertise to commercialize these products; and

•

use our approximately 245-member specialty sales and marketing team focused on high-prescribing U.S. gastroenterologists, who are doctors who specialize in gastrointestinal disorders, to sell our products.

Our current products demonstrate our ability to execute this strategy. As of September 30, 2009, our products were:

•	XIFAXAN® (rifaximin) Tablets 200 mg;

•	MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution);

•	OSMOPREP™ (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets;

•	VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets;

•	AZASAN® Azathioprine Tablets, USP, 75/100 mg;

•	ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate);

•	PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg;

•	PEPCID® (famotidine) for Oral Suspension;

•	Oral Suspension DIURIL® (Chlorothiazide);

•	APRISO™ (mesalamine) extended-release capsules 0.375g;

•	METOZOLV™ ODT (metoclopramide HCl) 5mg and 10mg orally disintegrating tablets; and

•	COLAZAL® (balsalazide disodium) Capsules 750 mg.

We generate revenue primarily by selling our products, namely prescription drugs, to pharmaceutical wholesalers. These direct customers resell and distribute our products to and through pharmacies to patients who have had our products prescribed by doctors. We currently market our products, and intend to market future products, if approved by the U.S. Food and Drug Administration, or FDA, to U.S. gastroenterologists and other physicians through our own direct sales force. In December 2000, we established our own field sales force to market Colazal in the United States. Currently, this sales force has approximately 160 sales representatives in the field that markets our approved products. Although the creation of an independent sales organization involved substantial costs, we believe that the financial returns from our direct product sales have been and will continue to be more favorable to us than those from the indirect sale of products through marketing partners. We enter into distribution or licensing relationships outside the United States and in certain markets in the U.S. where a larger sales organization is appropriate. Currently, our sales and marketing staff, including our sales representatives, consists of approximately 245 people.

Because demand for our products originates with doctors, our sales force calls on high-prescribing specialists, primarily gastroenterologists, and we monitor new and total prescriptions for our products as key performance indicators for our business. Prescriptions result in our products being used by patients, requiring our direct customers to purchase more products to replenish their inventory. However, our revenue might fluctuate from quarter to quarter due to other factors, such as increased buying by wholesalers in anticipation of a price increase or because of the introduction of new products. Revenue could be less than anticipated in subsequent quarters as wholesalers’ increased inventory is used up.

Our primary product candidates currently under development and their statuses are as follows:

Compound	Indication	Status
Rifaximin	Hepatic encephalopathy	NDA submitted June 24, 2009

Rifaximin	Irritable bowel syndrome	Phase III

Rifaximin	Travelers’ diarrhea prevention	Phase III

Rifaximin	C. difficile–associated diarrhea	Phase III

Crofelemer	HIV-associated diarrhea	Phase III

Balsalazide disodium tablet	Ulcerative colitis	Complete response letter submitted to the FDA October 26, 2009

The Offering

Common stock offered by us	5,500,000 shares

Common stock to be outstanding immediately after this offering	54,691,431 shares

Use of Proceeds

We intend to use the net proceeds from this offering for business development activities and other general corporate purposes, including commercialization of our product candidates, clinical trials, research and development expenses, general and administrative expenses and potential acquisitions of companies, products and technologies that complement our business. Pending the use of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest bearing securities.

NASDAQ Global Select Market listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SLXP.”

Risk Factors

This investment involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement.

Principal Executive Offices

Our principal executive offices are located at 1700 Perimeter Park Drive, Morrisville, North Carolina 27560 and our telephone number at that location is (919) 862-1000. Our website is www.salix.com. We have included our website address as an inactive textual reference only. Neither the contents of our website, nor of any other website that may be accessed on our website, is incorporated in or otherwise considered a part of this prospectus.

The number of shares of common stock to be outstanding after this offering assumes no exercise of the underwriter’s overallotment option and is based on 49,191,431 shares of common stock outstanding as of September 30, 2009 and does not include:

•	3,883,507 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $14.46 per share;

•	2,201,492 shares issuable under outstanding restricted stock grants;

•	1,766,502 shares of common stock available for future issuance under our equity compensation plans; and

•

Up to 6,486,000 shares issuable upon the conversion of our outstanding 5.5% senior convertible notes, which convert at a per share price of $9.25 (subject to our option to elect to convert the notes into cash rather than shares).

Unless otherwise stated, all information in this prospectus supplement:

•	assumes no exercise of outstanding options or warrants to purchase common stock, no conversion of our convertible notes and no vesting of outstanding shares of restricted stock;

•	assumes no exercise of the underwriter’s overallotment option in this offering; and

•	reflects all currency in United States dollars.

Risk Factors

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks described below and the other information contained or incorporated by reference in this prospectus supplement. The risks and uncertainties described below are not the only ones facing our company. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also impair our business, financial condition, operating results and prospects. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial condition, operating results and prospects. As a result, the market price of our securities could decline, and you could lose part or all of your investment.

Our business, operating results, financial condition and prospects could be materially and adversely affected by any of the following risks and the risks set forth in our filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference into this prospectus and set forth in the “Where You Can Find More Information” section of this prospectus, including the risks described below and under the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus.

Risks Related to this Offering

Our stock price is volatile.

Our stock price has been extremely volatile and might continue to be, making owning our stock risky. Between January 1, 2009 and November 17, 2009, the price of a share of our common stock varied from a low of $6.14 to a high of $24.23.

The securities markets have experienced significant price and volume fluctuations unrelated to the performance of particular companies, including as a result of the recent credit and economic crisis. In addition, the market prices of the common stock of many publicly-traded pharmaceutical and biotechnology companies have in the past been and can in the future be expected to be especially volatile. Announcements of prescription trends, technological innovations or new products by us or our competitors, generic approvals, developments or disputes concerning proprietary rights, publicity regarding actual or potential medical results relating to products under development by us or our competitors, regulatory developments in both the United States and other countries, public concern as to the safety of pharmaceutical products, and economic and other external factors as well as period-to-period fluctuations in financial results, might have a significant impact on the market price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds from this offering that we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price to the public of $21.00 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $18.13 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Investors in this offering may experience future dilution.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including the issuance of common stock upon conversion of our outstanding 5.5% senior convertible notes, could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We and certain of our executive officers have agreed not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, subject to certain exceptions. In addition, the underwriter may, in its sole discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

In addition, the existence of our outstanding 5.5% senior convertible notes may also encourage short selling by market participants because the conversion of the convertible notes could depress our common stock price. The price of our common stock could be affected by possible sales of our common stock by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of the convertible notes.

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and of documents incorporated by reference contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC incorporated by reference into this prospectus. Forward-looking statements include, but are not limited to, statements about:

•	our expectations with respect to our clinical trials and development efforts;

•	our expectations with respect to regulatory approvals and potential commercialization of any of our product candidates;

•	our expectations with respect to collaborative partnerships and license agreements;

•	our expectations with regard to our intellectual property position;

•	any litigation involving our products or our operations;

•	the use of proceeds from any offering;

•	our projected financial and operating results; and

•	our estimates regarding our capital requirements and our need for additional financing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any related free writing prospectuses that we have authorized for use in connection with a specific offering, in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully and completely this prospectus supplement, the accompanying prospectus and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons that actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Proceeds

We expect to receive approximately $111.4 million in net proceeds from the sale of 5,500,000 shares of common stock in this offering (or approximately $128.2 million if the underwriter exercises its overallotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. These numbers are based on the offering price to the public of $21.00 per share.

We intend to use the net proceeds (plus the proceeds from any exercise of the underwriter’s overallotment option) for business development activities and other general corporate purposes, including commercialization of our product candidates, clinical trials, research and development expenses and general and administrative expenses. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering. We may also use a portion of our net proceeds to in-license product candidates or to invest in or acquire businesses, products or technologies that we believe are complementary to our own. We have no current plans, commitments or agreements with respect to any such transactions as of the date of this prospectus supplement. Pending the use of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest bearing securities.

Price Range of Our Common Stock

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SLXP.” The following table sets forth, for the fiscal periods indicated, the high and low sale prices of our common stock as reported on The NASDAQ Global Select Market.

	High	Low
Fiscal year ended December 31, 2007
First quarter	$16.38	$11.63
Second quarter	14.49	12.24
Third quarter	14.26	10.75
Fourth quarter	13.33	7.50

Fiscal year ended December 31, 2008
First quarter	$8.18	$5.40
Second quarter	7.86	6.06
Third quarter	9.10	5.34
Fourth quarter	10.47	5.07

Fiscal year ending December 31, 2009
First quarter	$10.00	$6.14
Second quarter	12.64	8.78
Third quarter	21.47	9.35
Fourth quarter (through November 17, 2009)	24.23	18.18

The last reported sale price of our common stock on November 17, 2009 was $21.63 per share.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share. Our historical net tangible book value as of September 30, 2009 was approximately $45.6 million, or approximately $0.93 per share. Historical net tangible book value per share is net tangible book value divided by the total number of shares of common stock outstanding. Dilution in historical net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after the closing of this offering.

After giving effect to the sale by us of 5,500,000 shares of common stock offered by this prospectus at the public offering price of $21.00 per share and after deducting estimated offering expenses payable by us and underwriting discounts and commissions, our pro forma net tangible book value as of September 30, 2009 would have been approximately $157.1 million, or $2.87 per share. This represents an immediate increase in pro forma net tangible book value of $1.94 per share to existing stockholders and an immediate dilution of $18.13 per share to new investors purchasing our common stock in this offering at the public offering price of $21.00 per share.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$21.00
Historical net tangible book value per share as of September 30, 2009	$0.93
Increase in historical net tangible book value per share attributable to this offering	1.94

Pro forma net tangible book value per share after giving effect to this offering		2.87

Dilution per share to new investors in the offering		$18.13

This discussion of dilution and the table qualifying it does not include the issuance of up to 825,000 shares of our common stock that we may sell to the underwriter upon exercise of its option to purchase additional shares of common stock.

The shares outstanding as of September 30, 2009 used to calculate the information in this section exclude each of the items described in footnote 1 to the table appearing under “Capitalization.”

Dividend Policy

We have not paid dividends on our common stock. We currently anticipate that any future earnings will be retained for the continued development of our business and we do not anticipate paying any dividends in the foreseeable future.

Capitalization

The following table sets forth our unaudited capitalization and other data as of September 30, 2009 on:

•	an actual basis; and

•

as adjusted, to give effect to the receipt of the estimated net proceeds of approximately $111.4 million from the sale of the common stock in this offering (assuming no exercise of the underwriter’s overallotment option) at the public offering price of $21.00 per share after deducting underwriting discounts and commissions and estimated offering expenses.

	As of September 30, 2009
	Actual	As Adjusted
	(Dollars in thousands, except par value)
Cash and cash equivalents	$69,102	$180,522

Convertible senior notes	$46,639	$46,639
Borrowings under credit facility	15,000	15,000
Lease incentive obligations	1,832	1,832
Long term portion of capital lease obligations	631	631

Total long-term debt	64,102	64,102

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, issuable in series, none outstanding, actual and as adjusted	—	—
Common stock, $0.001 par value; 80,000,000 shares authorized and 49,191,431 shares issued and outstanding, actual(1); 80,000,000 shares authorized and 54,691,431 issued and outstanding, as adjusted	49	55
Additional paid-in capital	426,309	537,723
Accumulated deficit	(188,943)	(188,943)

Total stockholders’ equity	237,415	348,835

Total capitalization	$301,517	$412,937

(1)	Outstanding shares at September 30, 2009 exclude:

•	3,883,507 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $14.46 per share;

•	2,201,492 shares issuable under outstanding restricted stock grants;

•	1,766,502 shares of common stock available for future issuance under our equity compensation plans; and

•

Up to 6,486,000 shares issuable upon the conversion of our outstanding 5.5% senior convertible notes, which convert at a per share price of $9.25 (subject to our option to elect to convert the notes into cash rather than shares).

Description of Common Stock

Pursuant to our certificate of incorporation, we are authorized to issue 80,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of November 6, 2009, we had 49,344,406 shares of common stock outstanding, no shares of preferred stock outstanding and approximately 250 stockholders of record. We have reserved approximately 6,500,000 shares of our common stock for issuance pursuant to the conversion of convertible senior notes due 2028 that we issued in a $60 million offering in August 2008.

The following summary of the rights of our common stock does not purport to be complete. You should refer to our certificate of incorporation and our bylaws, both of which have been previously filed with the SEC.

General

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present in person or represented by proxy.

The holders of common stock are entitled to receive ratable dividends, if any, if, as and when declared from time to time by our board of directors out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution, or winding up of our company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock included in this registration statement will be fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. All shares of common stock that are acquired by us shall be available for reissuance by us at any time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

NASDAQ Global Select Market

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SLXP.” On November 17, 2009, the last reported sale price of our common stock was $21.63 per share.

Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws

The provisions of Delaware law and our certificate of incorporation and bylaws discussed below could have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware anti-takeover law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approves the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained that status;

•

when the stockholder became an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and certain shares owned by employee benefits plans; or

•

on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock of the corporation at an annual or special meeting of stockholders.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Advance notice requirement for stockholder proposals

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice needs to be delivered to our principal offices within specified time periods. Our bylaws also specify requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Although the bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates for election to our board of directors or proposals regarding other business to be conducted at a special or annual meeting of the stockholders, the bylaws might have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or could discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company. By requiring advance notice of other proposed business, the stockholder advance notice procedure will also provide a more orderly procedure for conducting annual meeting of stockholders and, to the extent deemed necessary or desirable by the board of directors, will provide the board of directors with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the board of directors’ position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Stock action; special meeting of stockholders

Our certificate of incorporation provides that our stockholders may not take any action by written consent, but only may take action at duly called annual or special meetings of stockholders. Our bylaws further provide that special meetings of our stockholders may be only called by our board of directors, the chairman of the board, our President or the holders of at least 30% of all the votes entitled to be cast on an issue by delivering written demands to our Secretary.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, employee benefit plans and stockholder rights plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by U.S. Holders and non-U.S. Holders (each as defined below). This summary addresses only the U.S. federal income tax considerations relevant to holders of our common stock that are initial purchasers of our common stock and that will hold the common stock as a capital asset.

This description does not address tax considerations applicable to holders that may be subject to certain special U.S. federal income tax rules, such as:

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	dealers or traders in securities, currencies or notional principal contracts;

•	tax-exempt entities;

•	certain former citizens or long-term residents of the United States;

•	persons that received shares as compensation for the performance of services or pursuant to the exercise of options or warrants;

•

persons that will hold shares as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of “synthetic security” or other integrated transaction for U.S. federal income tax purposes; or

•	U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar.

Holders of our common stock who are in any of the above categories should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our common stock, as such U.S. federal income tax consequences may be significantly different than as described below. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any U.S. state, local or foreign tax consequences, of the purchase, ownership and disposition of our common stock.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. tax consequences of being a partner in a partnership that acquires, holds, or disposes of our common stock.

This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the “IRS”) or U.S. courts will agree with the tax consequences described in this summary.

THIS DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, TO BE TAX OR LEGAL ADVICE TO ANY PARTICULAR INVESTOR IN OR HOLDER OF OUR COMMON STOCK. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY

TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE TAX TREATIES, AND THE POSSIBLE EFFECT OF CHANGES IN APPLICABLE TAX LAW.

U.S. Holders

For purposes of this summary, a “U.S. Holder” is a beneficial owner of common stock that, for U.S. federal income tax purposes, is:

•	a citizen or individual resident of the United States,

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof (including the District of Columbia),

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust, if such trust was in existence on August 20, 1996, and validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

Distributions on common stock

A U.S. Holder that receives a distribution with respect to our common stock, including a constructive distribution, of cash or property, generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our common stock and thereafter as gain from the sale or exchange of common stock. (See “Sale or exchange of common stock” below.) Dividends received on common stock generally will be eligible for the “dividends received deduction” available to corporate U.S. Holders. For taxable years beginning before January 1, 2011, a distribution paid by us taxable as a dividend generally will be eligible to be taxed at the preferential tax rates applicable to long-term capital gains if the U.S. Holder receiving such dividend is an individual, estate, or trust. A U.S. Holder generally will be eligible for the reduced rate only if the U.S. Holder has held our common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and other applicable requirements are met.

Sale or exchange of common stock

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of our common stock in an amount equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in our common stock. A holder’s adjusted tax basis in a share of our common stock generally will equal the holder’s purchase price for that share. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the common stock is held for more than one year. Preferential tax rates presently apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are presently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Backup withholding tax and information reporting requirements

Unless a holder of common stock is a corporation or other exempt recipient, payments to certain holders of common stock of dividends or the proceeds of the sale or other disposition of our common stock that are made within the United States or through certain United States-related financial intermediaries will be subject to information reporting. Such payments may also be subject to U.S. federal backup withholding tax, currently at a rate of twenty-eight percent (28%), if the holder of our common stock fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a holder of common stock under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

A “non-U.S. Holder” means a beneficial owner of our common stock (other than a partnership) that is not a U.S. Holder.

Dividends

In the event that we pay dividends, dividends paid to a non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. Holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury Regulations. Special certification and other requirements apply to certain non-U.S. Holders that are passthrough entities rather than corporations or individuals.

A non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on disposition of common stock

Any gain realized on the disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder;

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States-source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it generally will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. We do not believe that we are or have been, and do not expect to become, a United States real property holding corporation for U.S. federal income tax purposes.

Information reporting and backup withholding

We must report annually to the IRS and to each non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption from backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption from such requirements.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Recent legislative proposals

Recent Legislative Developments Potentially Affecting Taxation of Stock Held By or Through Non-U.S. Entities

Proposed legislation recently introduced in the United States Congress would generally impose a withholding tax of 30 percent on dividend income paid on our common stock and the gross proceeds of a disposition of the stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The proposed legislation would also generally impose a withholding tax of 30 percent on dividend income paid on our common stock and the gross proceeds of a disposition of the stock paid to a nonfinancial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of such taxes under the proposed legislation. Prospective non-U.S. Holders are encouraged to consult with their own tax advisers regarding the possible implications of this proposed legislation or any other possible legislation on an investment in our common stock.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated November 18, 2009, Jefferies & Company, Inc., the sole underwriter in this offering, has agreed to purchase, and we have agreed to sell to it, 5,500,000 shares of our common stock.

The underwriter is offering the common stock subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares if any such shares are taken.

Commissions and Expenses

The underwriter has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.15 per share. After the offering, the public offering price and concession to dealers may be reduced by the underwriter. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

The following table shows the public offering price, the underwriting discounts and commissions payable to the underwriter by us and the proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$21.00	$115,500,000
Underwriting discounts and commissions payable by us	$0.66	$3,630,000
Proceeds to us, before expenses	$20.34	$111,870,000

We estimate expenses payable by us in connection with the offering of common stock, other than the underwriting discounts and commissions referred to above, will be approximately $450,000.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 825,000 additional shares at the same price it is paying for the shares shown in the table above. The underwriter may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $4,174,500, or $0.66 per share, and the total proceeds to us, before expenses, will be $128,650,500.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and liabilities arising from certain breaches by us of the underwriter agreement. We have also agreed to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file or participate in the filing of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any common stock or any other securities of the Company that are substantially similar to common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase the foregoing,

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or

•	publicly announce an intention to effect any transaction specified in the foregoing.

This restriction terminates after the close of trading of the shares on and including the 90th day after the date of this prospectus supplement.

Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter of the offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriter from bidding for and purchasing shares of our common stock.

In connection with this offering, the underwriter may engage in transactions that stabilize or maintain the price of our common stock and may make short sales of our common stock or purchase our common stock on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in this offering. The underwriter may close out any short position by purchasing shares in the open market or by exercising its over allotment option.

A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. A “stabilizing bid” is a bid for or the purchase of common stock on behalf of the underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. A “syndicate covering transaction” is the bid for or purchase of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the representative will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

In the future, the underwriter and its affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of its businesses, the underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

France

This prospectus supplement has not been, and will not be, submitted to the clearance procedures of the Autorité des marchés financiers (the “AMF”) in France and may not be directly or indirectly released, issued, or distributed to the public in France, or used in connection with any offer for subscription or sale of our common stock to the public in France, in each case within the meaning of Article L. 411-1 of the French Code monétaire et financier (the “French Financial and Monetary Code”).

The securities have not been, and will not be, offered or sold to the public in France, directly or indirectly, and will only be offered or sold in France (i) to qualified investors (investisseurs qualifiés) investing for their own account, in accordance with all applicable rules and regulations, and in particular in accordance with Articles L. 411-2 and D. 411-2 of the French Financial and Monetary Code; (ii) to investment services providers authorized to engage in portfolio investment on behalf of third parties, in accordance with Article L.411-2 of the French Financial and Monetary Code; or (iii) in a transaction that, in accordance with all applicable rules and regulations, does not otherwise constitute an offer to the public (“appel public à l’épargne”) in France within the meaning of Article L.411-1 of the French Financial and Monetary Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by any recipient, and this prospectus supplement has been distributed to the recipient on the understanding that such recipient is a qualified investor or otherwise meets the requirements set forth above, and will only participate in the issue or sale of the securities for their own account, and undertakes not to transfer, directly or indirectly, the securities to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L.411-1, L.411-2, D.411-1 and D.411-2 of the French Financial and Monetary Code.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

(a) are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

(b) are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or

(c) to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Italy

This prospectus supplement has not been and will not be filed with or cleared by the Italian securities exchange commission (Commissione Nazionale per le societa e la Borsa—the “CONSOB”) pursuant to Legislative Decree No. 58 of 24 February 1998 (as amended, the “Finance Law”) and to CONSOB Regulation No. 11971 of 14 May 1999 (as amended, the “Issuers Regulation”). Accordingly, copies of this prospectus supplement or any other document relating to our common stock may not be distributed, made available or advertised in Italy, nor may our common stock be offered, purchased, sold, promoted, advertised or delivered, directly or indirectly, to the public other than (i) to “Professional Investors (such being the persons and entities as defined pursuant to article 31(2) of CONSOB Regulation No. 11522 of 1 July 1998, as amended, the “Intermediaries Regulation”) pursuant to article 100 of the Finance Law; (ii) to prospective investors where the offer of our common stock relies on the exemption from the investment solicitation rules pursuant to, and in compliance with the conditions set out by article 100 of the Finance Law and article 33 of the Issuers Regulation, or by any applicable exemption; provided that any such offer, sale, promotion, advertising or delivery of our common stock or distribution of the prospectus supplement, or any part thereof, or of any other document or material relating to our common stock in Italy is made: (a) by investment firms, banks or financial intermediaries authorized to carry out such activities in the Republic of Italy in accordance with the Finance Law, the Issuers Regulation, Legislative Decree No. 385 of 1 September 1993 (as amended, the “Banking Law”), the Intermediaries Regulation, and any other applicable laws and regulations; and (b) in compliance with any applicable notification requirement or duty which may, from time to time, be imposed by CONSOB, Bank of Italy or by any other competent authority.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Legal Matters

The validity of the shares of our common stock offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton, LLP, Raleigh, North Carolina. Donald R. Reynolds, a partner at Wyrick Robbins, is married to one of our employees who holds 36,715 shares of our common stock and options to purchase 126,052 shares of our common stock. Dewey & LeBoeuf LLP, New York, New York, is counsel to the underwriter in connection with this offering.

Experts

The financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2008 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2006, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The NASDAQ Global Select Market, and you can read and inspect our filings at the offices of NASDAQ at One Liberty Plaza, 165 Broadway, New York, New York 10006.

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 11, 2009. It should be noted that we have not recast our consolidated statement of operations for the year ended December 31, 2008 to reflect the retrospective application on interest expense in accordance with “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The consolidated balance sheet as of December 31, 2008 has been recast in each of the Form 10-Q’s filed with the SEC for the first, second and third quarters of 2009;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed pursuant to Section 13 of the Exchange Act on May 6, 2009; our Quarterly Reports on Form 10-Q and 10-Q/A for the quarter ended June 30, 2009, filed pursuant to Section 13 of the Exchange Act on August 10, 2009 and August 17, 2009, respectively; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed pursuant to Section 13 of the Exchange Act on November 9, 2009;

•

our Current Reports on Form 8-K and 8-K/A filed with the SEC, but not furnished, pursuant to Section 13 of the Exchange Act on February 11, February 25, February 27, March 12, March 26, April 22, April 24, May 5, May 11, June 1, June 2, June 11, July 27, July 30, August 25, September 3, September 9, September 14, September 29, October 5, October 26, October 27 and November 5, 2009; and

•

the description of our common stock contained in Items 1 and 2 of our Registration Statement on Form 8-A filed with the SEC on January 10, 2003 pursuant to Section 12(g) of the Exchange Act, as amended from time to time.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Salix Pharmaceuticals, Ltd., Attention: Corporate Secretary, 1700 Perimeter Park Drive, Morrisville, North Carolina 27560, (919) 862-1000.

Prospectus

Common Stock

Preferred Stock

Warrants

Units

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in units, in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus. We also may authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock trades on the NASDAQ Global Select Market under the trading symbol “SLXP.” On November 16, 2009, the last reported sale price of our common stock was $21.49 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” on page 1 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2009.

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the securities described in this prospectus. No limit exists on the aggregate amount of securities we may sell pursuant to the registration statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses that we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any related free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or related free writing prospectus, or any sale of the common stock. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus supplement contains references to a number of our trademarks that are registered or are subject to pending applications or to which we have common law rights. These include, but are not limited to, the following: XIFAXAN®, OSMOPREP®, MOVIPREP®, VISICOL®, APRISO™, PEPCID®, DIURIL®, AZASAN®, ANUSOL–HC®, PROCTOCORT®, METOZOLV™ and COLAZAL®. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompany prospectus belongs to its holder.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus that we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

References in this prospectus to “Salix,”, “we,” “us” and “our” refer to Salix Pharmaceuticals. Ltd., a Delaware corporation. Our principal executive offices are located at 1700 Perimeter Park Drive, Morrisville, North Carolina 27560 and our telephone number is (919) 862-1000. Our web site address is www.salix.com. The information contained in, or that can be accessed through, our web site is not part of, and is not incorporated by reference in, this prospectus.

Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risk factors identified in any applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as in our most recent annual and quarterly filings with the SEC, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses that we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and you may lose all or part of your investment.

Forward-Looking Statements

This prospectus and the documents incorporated by reference contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements include, but are not limited to, statements about:

•	our expectations with respect to our clinical trials and development efforts;

•	our expectations with respect to regulatory approvals and potential commercialization of any of our product candidates;

•	our expectations with respect to collaborative partnerships and license agreements;

•	our expectations with regard to our intellectual property position;

•	any litigation involving our products or our operations;

•	the use of proceeds from any offering;

•	our projected financial and operating results; and

•	our estimates regarding our capital requirements and our need for additional financing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons that actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Proceeds

Except as described in any prospectus supplement or in any free writing prospectus that we may authorize for use in connection with a specific offering, we anticipate using the net proceeds to us from the sale of the securities under this prospectus for business development activities and for general corporate purposes, including commercialization of our product candidates, clinical trials, research and development expenses, general and administrative expenses, and potential acquisitions of companies, products and technologies that complement our business. Pending the use of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest bearing securities.

Description of Common Stock

Pursuant to our certificate of incorporation, we are authorized to issue 80,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, par value $0.001 per share. As of November 6, 2009, we had 49,344,406 shares of common stock outstanding, no shares of preferred stock outstanding and approximately 235 stockholders of record. We have reserved approximately 6,500,000 shares of our common stock for issuance pursuant to the conversion of convertible senior notes due 2028 that we issued in a $60 million offering in August 2008.

The following summary of the rights of our common stock does not purport to be complete. You should refer to our certificate of incorporation, our bylaws and the description of our common stock contained in Items 1 and 2 of our Registration Statement on Form 8-A, all of which have been previously filed with the SEC.

General

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present in person or represented by proxy.

The holders of common stock are entitled to receive ratable dividends, if any, if, as and when declared from time to time by our board of directors out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution, or winding up of our company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock included in this registration statement will be fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. All shares of common stock that are acquired by us shall be available for reissuance by us at any time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

NASDAQ Global Select Market

Our common stock is listed for quotation on the NASDAQ Global Select Market under the symbol “SLXP.” On November 16, 2009, the last reported sale price of our common stock was $21.49 per share.

Description of Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by our stockholders. As of the date of this prospectus, our board of directors has authorized for issuance 900,000 shares of Series A Junior Participating Preferred Stock (“Junior Preferred Stock”) in connection with our Rights Agreement dated as of January, 10, 2003, however no shares of preferred stock are outstanding. The issuance of any preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

The following summary of the rights of our Junior Preferred Stock and additional shares of preferred stock does not purport to be complete. You should refer to our certificate of incorporation, certificate of designation and our bylaws, all of which have been filed previously with the SEC.

Junior Preferred Stock

On December 12, 2002, our board of directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.001 per share. The dividend was paid on January 20, 2003 to the stockholders of record on that date. In addition, the board of directors authorized the issuance of one Right in respect to each share of common stock issued after the record date and prior to the earlier of the distribution date or the final expiration date of the Rights. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock.

Each Right will allow its holder to purchase from our company one one-hundredth of a share of Junior Preferred Stock, if and when the Rights become exercisable. This fraction of a share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock.

Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of Junior Preferred Stock are entitled to receive ratable quarterly dividends, if any, if, as and when declared from time to time by our board of directors out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution, or winding up of our company, after payment in full of all outstanding debts and other liabilities, the holders of Junior Preferred Stock are entitled to receive distributions equal to $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon to the date of payment, prior to distributions to holders of shares of stock ranking junior to the Junior Preferred Stock. No shares of Junior Preferred Stock have preemptive rights or other subscription rights to purchase additional shares of Junior Preferred Stock or common stock. There are no redemption or sinking fund provisions applicable to the Junior Preferred Stock.

If we issue shares of Junior Preferred Stock under this prospectus, the shares will be fully paid and nonassessable. The rights, preferences and privileges of holders of our Junior Preferred Stock will be subject to, and might be adversely affected by, the rights of holders of any senior preferred stock that we may issue in the future. All shares of Junior Preferred Stock that are acquired by us shall be available for reissuance by us at any time.

Additional Series of Preferred Stock

We will fix the rights, preferences, privileges and restrictions of any other series of preferred stock we authorize in a certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	title and stated value;

•	number of shares we are offering;

•	liquidation preference per share;

•	purchase price;

•	dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	procedures for any auction and remarketing, if any;

•	provisions for a sinking fund, if any;

•	provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	any material federal income tax considerations applicable to the preferred stock;

•	relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of any additional series preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of additional series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. This preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of any additional series of preferred stock may have the effect of decreasing the market price of our common stock.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a Current Report on Form 8-K, incorporated by reference in this prospectus:

•	specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	currency or currency units in which the offering price, if any, and exercise price are payable;

•	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Description of Units

We might issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement, warrant and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may choose to evidence each series of units by unit certificates that we would issue under a separate agreement. If we choose to evidence the units by unit certificates, we will enter into the unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units.

Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, which we refer to herein as the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Certain Provisions of Delaware Law and of The Company’s Certificate of Incorporation and Bylaws

The provisions of Delaware law and our certificate of incorporation and bylaws discussed below could have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware anti-takeover law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approves the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained that status;

•

when the stockholder became an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and certain shares owned by employee benefits plans; or

•

on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock of the corporation at an annual or special meeting of stockholders.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Advance notice requirement for stockholder proposals

Our by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice needs to be delivered to our principal offices within specified time periods. Our by-laws also specify requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Although the bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates for election to our board of directors or proposals regarding other business to be conducted at a special or annual meeting of the stockholders, the bylaws might have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or could discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company. By requiring advance notice of other proposed business, the stockholder advance notice procedure will also provide a more orderly procedure for conducting annual meeting of stockholders and, to the extent deemed necessary or desirable by the board of directors, will provide the board of directors with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the board of directors’ position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Stock Action; Special Meeting of Stockholders. Our certificate of incorporation provides that our stockholders may not take any action by written consent, but only may take action at duly called annual or special meetings of stockholders. Our by-laws further provide that special meetings of our stockholders may be only called by our board of directors, the chairman of the board, our President or the holders of at least 30% of all the votes entitled to be cast on an issue by delivering written demands to our Secretary.

Authorized But Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, employee benefit plans and stockholder rights plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Legal Matters

The validity of the securities being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton, LLP, Raleigh, North Carolina, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement. Donald R. Reynolds, a partner at Wyrick Robbins, is married to one of our employees who holds 36,715 shares of our common stock and options to purchase 126,052 shares of our common stock.

Experts

The financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2008 incorporated in this prospectus by reference to the Annual Report on Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Salix Pharmaceuticals, Ltd. for the year ended December 31, 2006, appearing in Salix Pharmaceuticals, Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2008, including schedules appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and Current Reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the NASDAQ Global Select Market, and you can read and inspect our filings at the offices of NASDAQ at One Liberty Plaza, 165 Broadway, New York, New York.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 11, 2009. It should be noted that we have not recast our consolidated statement of operations for the year ended December 31, 2008 to reflect the retrospective application on interest expense in accordance with “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The consolidated balance sheet as of December 31, 2008 has been recast in each of the Form 10-Q’s filed with the SEC for the first, second and third quarters of 2009;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed pursuant to Section 13 of the Exchange Act on May 6, 2009; our Quarterly Reports on Form 10-Q and 10-Q/A for the quarter ended June 30, 2009, filed pursuant to Section 13 of the Exchange Act on August 10, 2009 and August 17, 2009, respectively; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed pursuant to Section 13 of the Exchange Act on November 9, 2009;

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our Current Reports on Form 8-K and 8-K/A filed with the SEC, but not furnished, pursuant to Section 13 of the Exchange Act on February 11, February 25, February 27, March 12, March 26, April 22, April 24, May 5, May 11, June 1, June 2, June 11, July 27, July 30, August 25, September 3, September 9, September 14, September 29, October 5, October 26, October 27 and November 5, 2009; and

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the description of our common stock contained in Items 1 and 2 of our Registration Statement on Form 8-A filed with the SEC on January 10, 2003 pursuant to Section 12(g) of the Exchange Act, as amended from time to time.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Salix Pharmaceuticals, Ltd., Attention: Corporate Secretary, 1700 Perimeter Park Drive, Morrisville, North Carolina 27560, (919) 862-1000.

5,500,000 Shares

Common Stock

Prospectus Supplement

Jefferies & Company

November 18, 2009